Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO: The Directors of NewHold Investment Corp. III (the “Company”).

I hereby subscribe for 5,031,250 Class B ordinary shares of the Company (the “Shares”). In consideration for the issue of the Shares, we hereby agree and undertake to pay $25,000 to the Company.

We agree to accept the Shares subject to the Memorandum and Articles of Association of the Company and we authorize you to enter the following name and address in the register of members of the Company:

Name:	NewHold Industrial Technology III LLC
Address:	52 Vanderbilt Avenue, Suite 2005
New York, NY 10017

NEWHOLD INDUSTRIAL TECHNOLOGY III LLC

Signed:	/s/ Kevin Charlton
Name:	Kevin Charlton

Dated: September 19, 2024

Accepted:

NEWHOLD INVESTMENT CORP. III

Signed:	/s/ Polly Schneck
Name:	Polly Schneck
Title:	Chief Financial Officer

Dated:	September 19, 2024